CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 26, 2014, relating to the financial statements and financial highlights which appears in the October 31, 2014 Annual Reports to Shareholders of the Nuveen Equity Index Fund, Nuveen Mid Cap Index Fund, Nuveen Small Cap Index Fund, Nuveen Dividend Value Fund, Nuveen Mid Cap Value Fund, Nuveen Small Cap Value Fund, Nuveen Large Cap Growth Opportunities Fund, Nuveen Mid Cap Growth Opportunities Fund, Nuveen Small Cap Growth Opportunities Fund, Nuveen Large Cap Select Fund and Nuveen Small Cap Select Fund (each a series of Nuveen Investment Funds, Inc.) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

February 26, 2015